EXHIBIT 23.1

                                  EXHIBIT 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement No. 33-25126-D on Form S-8 of

         (1) our audit opinion dated July 27, 2000, relating to the balance sheet of Bio-Solutions International, Inc. (formerly Septima Enterprises, Inc.) (SEC File No. 33-25126-D, CIK # 1010549) as of June 30, 2000 and 1999 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended June 30, 2000 and 1999, which report appears in the 2000 Annual Report on Form 10-KSB of Septima Enterprises, Inc.;

         (2) our accountant's review report dated October 24, 2000 relating to the unaudited balance sheets of Bio-Solutions International, Inc. (formerly Septima Enterprises, Inc.) as of September 30, 2000 and 1999 and the related statements of operations and comprehensive income and cash flows for the three months ended September 30, 2000 and 1999, which report appears in the September 30, 2000 Quarterly Report on Form 10- QSB; and

         (3) our accountant's review report dated January 8, 2000 relating to the balance sheets of Bio-Solutions International, Inc. (formerly Septima Enterprises, Inc.) as of December 31, 2000 and 1999 and the related statements of operations and comprehensive income for the six and three months ended December 31, 2000 and 1999 and the statement of cash flows for the six months ended December 31, 2000 and 1999, which report appears in the December 31, 2000 Quarterly Report on Form 10-QSB.

We consent to the incorporation by reference of our audit opinions dated July 27, 2000 on the annual financial statements of Bio-Solutions International, Inc. (formerly Septima Enterprises, Inc.) as of and for the years ended June 30, 1999 and 1998 which report(s) appear in the 1999 and 1998 Annual Report on Form 10-KSB of Septima Enterprises, Inc., respectively, as referenced in Part II -
Item 3(2) of Form S-8 of Bio-Solutions International, Inc.

We consent to the incorporation by reference of our accountant's review report(s) dated August 1, 2000 on the unaudited financial statements of Bio-Solutions International, Inc. (formerly Septima Enterprises, Inc.) contained in each of the respective Form(s) 10-QSB as of and for the respective quarters ended March 31, 1998, September 30, 1998, December 31, 1998, March 31, 1999,
September  30,  1999,   December  31,  1999  and  March  31,  2000  for  Septima
Enterprises, Inc. as referenced in Part II - Item 3(2) of Form S-8 of Bio-Solutions International, Inc.

                                                          S. W. HATFIELD, CPA
Dallas, Texas
February 14, 2001